MAINE PUBLIC SERVICE COMPANY
                          209 STATE STREET, PO BOX 1209
                         PRESQUE ISLE, MAINE  04769-1209

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 12, 1998

                                                            April 3, 1998

To the Common Stockholders of
  MAINE PUBLIC SERVICE COMPANY

     Notice is hereby given that the Annual Meeting of the Stockholders of Maine Public Service Company will be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 12, 1998, at 10:00a.m. (Eastern Daylight Time), for the following purposes:

     1. Electing four members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 2001, or until their successors are elected and qualified.

     2. Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Meeting or any and all adjournments thereof.

     Further information regarding voting rights and the business to be transacted at the Meeting is given in the annexed Proxy Statement.

     Only Common Stockholders of record on the stock transfer books of the Company at the close of business on April 1, 1998, will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying Proxy.

     Your continued interest as a stockholder in the affairs of your Company, its growth and development is genuinely appreciated by the officers and personnel who serve you.


                                   By Order of the Board of Directors,

                                        STEPHEN A. JOHNSON
                                            Clerk












                                PROXY STATEMENT

                         MAINE PUBLIC SERVICE COMPANY
                         209 STATE STREET, PO BOX 1209
                        PRESQUE ISLE, MAINE 04769-1209

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 12, 1998

                                                            April 3, 1998
                             PROXY AND SOLICITATION

     The accompanying Proxy is solicited on behalf of the Board of Directors of Maine Public Service Company (the "Company") for use at the Annual Meeting of the Stockholders to be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 12, 1998, at 10:00 a.m. (Eastern Daylight Time), and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting annexed hereto and incorporated herein by this reference. This Proxy Statement and accompanying Proxy has been sent to all stockholders entitled to vote at the Annual Meeting on or about April 3, 1998.

     The cost of soliciting proxies is to be borne by the Company. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072-2586 to assist in the solicitation of proxies at an estimated cost of $3,500 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted by submitting a written statement to the Clerk of the Company, by submitting a duly executed Proxy bearing a later date or by appearing in person at the meeting. A Proxy in the accompanying form when it is returned properly executed will be voted at the meeting.

                    COMMON STOCK OUTSTANDING AND VOTING RIGHTS

     On April 1, 1998 (the "record date"), the Company had outstanding 1,617,250 shares of Common Stock (exclusive of 250,000 shares of Treasury Stock which is not entitled to vote). The Common Stock (holders of which are herein occasionally referred to as the "Stockholders") is the only class of stock entitled to vote at this meeting and all the holders thereof are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting (each Common Stockholder being entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for a single Director or distribute them among the total number of Directors to be elected or among any number of such Directors as such Stockholder may see fit). Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the
meeting.                           Page 1
     As of December 31, 1997, the following companies each beneficially owned
5% or more of the Company's Common Stock:
                                        Number of Shares
     Name and Address of                of Common Stock
     Beneficial Owner                   Beneficially Owned  Percent of Class

     Dimensional Fund Advisors, Inc.        103,300                   6.4%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401


     As of March 1, 1998, the named directors and executive officers of the Company, individually and as a group, beneficially owned the following class of the Company's Common Stock:

          Name of                                      Number of Shares (1)
       Beneficial Owner         Position                Beneficially owned

     Robert E. Anderson       Director                               500

     Paul R. Cariani          President and Chief
                                Executive Officer                  1,028

     Donald F. Collins        Director                               738

     D. James Daigle          Director                               500

     Richard G. Daigle        Director                               500

     J. Gregory Freeman       Director                               500

     Deborah L. Gallant       Director                               500

     Nathan L. Grass          Director                               514

     G. Melvin Hovey          Chairman of the Board                2,500 (2)

     J. Paul Levesque         Director                               500

     Frederick C. Bustard     Vice President, Power
                                Supply & Environment               3,216

     Larry E. LaPlante        Vice President, Finance,
                              Administration and Treasurer           222

     Stephen A. Johnson       Vice President, Customer Service
                                & General Counsel, Secretary
                                & Clerk                              281

     All Directors and Officers as a Group (Thirteen)             11,499


     (1) The Directors and Officers as a group own in the aggregate less than 1% of the Company's outstanding Common Stock.
     (2) 1,250 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all such shares.

          None of the persons listed above own beneficially, directly or indirectly, any of the securities of the Company's Subsidiary, Maine and New Brunswick Electrical Power Company, Limited (the "Subsidiary").















































                                   Page 2
                         ELECTION OF DIRECTORS

     The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as Directors of the persons named as nominees in the table set forth below but, in the event that Directors are to be elected by cumulative voting, in the discretion of the proxy holders as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

     Should any of the nominees for the office of Director become unable to accept a nomination or election (which is not anticipated), it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

     The Company currently has ten Directors, of which four have a term of office that will expire with the forthcoming Annual Meeting. The Company's Restated Articles of Incorporation (the "Articles") authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that such number shall not be less than nine nor more than eleven. In accordance with the Articles, the Board of Directors has fixed the number of Directors at ten.

     The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. The class whose term will expire at the 1998 Annual Meeting consists of four nominees, all of whom are now Directors of the Company. Therefore, the Stockholders are asked to elect Messrs. Cariani, Collins, R. G. Daigle, and Freeman, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 2001 Annual Meeting of Stockholders and their respective successors have been elected and qualified.



                         DIRECTORS AND NOMINEES

Name and Business Experience for                       Year First Elected
     Last 5 Years                            Age            Director

(Nominees for terms expiring in 2001)
     PAUL R. CARIANI  (1) (5)                 57             1992
          President of the Company (as of June 1, 1994)
          Executive Vice President, Chief Financial Officer and Treasurer of the Company (through May 31, 1994)
          Presque Isle, Maine

     DONALD F. COLLINS  (2) (5)               72             1979
          Director and Retired President
          S. W. Collins Co., Inc.
          (Lumber and Building Materials)
          Caribou, Maine

     RICHARD G. DAIGLE  (2) (3)               50             1994
          President, Daigle Oil Company
          Fort Kent, Maine














































                                   Page 3

Name and Business Experience for                       Year First Elected
     Last 5 Years                            Age            Director

(Nominees for terms expiring in 2001 - Continued)

     J. GREGORY FREEMAN  (5) (6)              61             1985
          President and Chief Executive Officer
          Pepsi-Cola Bottling Company of Aroostook, Inc.
          Presque Isle, Maine

(Directors whose terms expire in 2000)
     ROBERT E. ANDERSON  (4) (6)              60             1993
          President, F. A. Peabody Company
           (Insurance) Houlton, Maine

     NATHAN L. GRASS  (3)                     59             1983
          President, Grassland Equipment, Inc.
          Presque Isle, Maine

     J. PAUL LEVESQUE  (2) (4)                67             1985
          President and Chief Executive Officer
          J. Paul Levesque & Sons, Inc. (Lumber Mill) and
          Antonio Levesque & Sons, Inc. (Logging Operation)
          Masardis, Maine

(Directors whose terms expire in 1999)
     D. JAMES DAIGLE  (3)                     62             1973
          President
          D & D Management Co.
          Orlando, Florida

     DEBORAH  L. GALLANT  (3)                 45             1994
          President & CEO, D. Gallant Management Associates
          (Management Consultants) Portland, Maine

     G. MELVIN HOVEY  (1) (4) (6)             68             1981
          President of the Company (through May 31, 1994) and
          Chairman of the Board
          Presque Isle, Maine






(1) Mr. Hovey is Director, Chairman of the Board of the Subsidiary. Mr. Cariani is President of the Subsidiary.
(2)  Member of the Audit Committee.
(3)  Member of the Executive Compensation Committee.
(4)  Member of the Pension Investment Committee.
(5)  Member of the Nominating Committee.
(6)  Member of the Budget & Finance Committee.

                                   Page 4
                    DIRECTORS AND COMMITTEE MEETINGS

     During the year 1997, the Directors held a total of eight meetings.

     The Audit Committee held two meetings in 1997. The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; and (4) provide whatever additional functions it deems necessary in connection with the internal accounting and reporting practices of the Company.

     The Executive Compensation Committee held four meetings and the Pension Investment Committee held two meetings in 1997.

     The function of the Executive Compensation Committee is to review the total compensation of the officers, to make recommendations to the Board with respect to officer compensation as it deems appropriate, and to oversee the Company's efforts to promote economic development within its service territory.

     The function of the Pension Investment Committee is to review the management of the Company's pension fund by the pension fund trustee and to make recommendations with respect to the management of such fund to the Board and management as it deems necessary.

     The Nominating Committee held no meetings in 1997. The function of the Nominating Committee is to review potential candidates for the office of Director and to make recommendations to the Board with respect to such candidates as it deems appropriate. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations shall be forwarded to the Clerk of the Company, PO Box 1209, Presque Isle, ME 04769-1209.

     The Budget and Finance Committee held three meetings in 1997. The function of the Budget and Finance Committee is to review and oversee the capital and operation budgets of the Company and to make recommendations regarding the same to the Board as it sees fit.

     During 1997, all Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which they serve.


                         EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the total compensation paid by the Company and its Subsidiary in 1995, 1996, and 1997 to Paul R. Cariani, the Company's Chief Executive Officer, Frederick C. Bustard, the Company's Vice President, Power Supply and Environment, and to Stephen A. Johnson, the Company's Vice President, Customer Service and General Counsel. Except for Messrs. Cariani, Bustard, and Johnson, no executive officer of the Company had an annual compensation of more than $100,000 during the Company's last fiscal year, ended December 31, 1997.

                                   Page 5
                       SUMMARY COMPENSATION TABLE
                         Annual Compensation (1)

Name & Principal                                Other Annual (2)    All Other
   Position           Year   Salary($) Bonus($)  Compensation($) Compensation($)

PAUL R. CARIANI       1997    125,164       0          2,052          0
President and         1996    114,825       0          1,969          0
Chief Executive       1995    107,404   1,250          1,921          0
Officer

FREDERICK C. BUSTARD  1997    111,535       0          1,734          0
Vice President,       1996    102,123       0          1,644          0
Power Supply
Supply and Environment

STEPHEN A. JOHNSON    1997    104,307       0          1,299          0
Vice President, Customer
Service and General Counsel

     (1)  The Company does not provide any long-term compensation.
     (2) The amounts in this column include: (a) For Mr. Cariani in 1997, $1,260 for the Company's match under the 401(k) Plan; $636 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr.Cariani's annual salary; and $156 is the value of personal use of a Company-owned automobile. For Mr. Cariani for 1996, $1,156 for the Company's match under the 401(k) Plan; $583 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $230 is the value of personal use of a Company-owned automobile. For 1995, $1,082 for the Company's match under the 401(k) Plan; $424 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $415 is the value of personal use of a Company-owned automobile. (b) For Mr. Bustard for 1997, $1,121 for the Company's match under the 401(k) Program; $523 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Bustard's annual salary; and $90 is the value of personal use of a Company-owned automobile. For 1996, $1,027 for the Company's match under the 401(k) Plan; $475 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Bustard's annual salary; and $142 is the value of personal use of a Company-owned automobile.
          (c) For Mr. Johnson for 1997, $1,046 for the Company's match under the 401(k) Program; $216 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Johnson's annual salary; and $37 is the value of personal use of a Company-owned automobile.

     On August 22, 1989, the Company executed employment agreements with Paul
R. Cariani, Chief Executive Officer; Frederick C. Bustard, Vice President, Power Supply and Environment; and Stephen A. Johnson, Vice President, Customer Service and General Counsel. (Previous employment agreements with Messrs. Cariani and Bustard were voided as of that date). Each of these agreements ended on December 31, 1994, subject to automatic renewals for additional three-year terms. The agreements provide for severance benefits upon termination for other than good cause following a change in control of the Company. If the Company terminates the employment of Messrs. Cariani, Bustard or Johnson within one year following an unfriendly change in control, the Company will pay him an amount equal to two times his current annual salary as of the date of the change in control and will continue his benefits under the Company's then current health, life and disability (but not pension) plans for eighteen months after termination. In the event of a friendly change in control of the Company, Messrs. Cariani, Bustard and Johnson are obligated to continue their employment for six months after the friendly change in control unless given good reason, as specified in the agreement (e.g., a material change in duties), to terminate employment. If any of them terminates employment for good reason during that six months, the Company will pay him an amount equal to one times his annual salary as of the date of the friendly change in control and will continue the specified benefits for






































                                   Page 6

twelve months after termination. If any of them terminates employment for any reason from seven to twelve months after the friendly change in control, the cash payment and benefit extension shall be reduced by amounts received and benefits provided since the friendly change in control. On May 9, 1995, the Company executed an identical employment agreement with Larry E. LaPlante, Vice President, Finance, Administration, and Treasurer.

     In addition, on May 12, 1992, the Company adopted a prior service executive retirement plan. Under this plan, which is unfunded, certain prior employment of Mr. Johnson, which is relevant to his present occupation, will be treated as years of service for the purpose of accruing benefits under the terms of the Company's pension plan.

                              RETIREMENT PLAN

     Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following Pension Plan Table shows the estimated annual benefits payable upon retirement:

                            Pension Plan Table
                              In Dollars
    Highest Average Annual
    Three Consecutive Years       Annual Benefits for Years of Service
       Base Salary (1)        15 yrs    20 yrs     25 yrs     30 yrs or more
          120,000             23,544    34,044     44,544        55,044
          130,000             26,169    37,544     48,919        60,294
          140,000             28,794    41,044     53,294        65,544
          150,000             31,419    44,544     57,669        70,794

     (1) Because of requirements of the Internal Revenue Code, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $160,000 in 1997.

     The compensation covered by the Plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the Plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

     The estimated annual benefits payable upon retirement to the Company's current executive officers, Messrs. Cariani, Bustard, Johnson and LaPlante were $57,059, $50,064, $45,477, and $35,772, respectively. These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 1998, until their normal retirement dates and the Company's retirement plan will continue in effect. Messrs. Cariani, Bustard, Johnson and LaPlante have 27, 33, 12, and 13 years, respectively, in the plan. Mr. Johnson is also entitled to the prior service retirement plan, which was described in the "Executive Compensation" section.

     Directors who are not employees of the Company are not eligible to participate in the Company's Retirement Plan.
                                   Page 7
               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all such
Section 16(a) filing requirements were complied with, except that a change in ownership report filed by Donald F. Collins on March 26, 1997 should have been filed on or before March 10, 1997.

                         DIRECTORS' COMPENSATION

     Directors who are not employees are compensated on an annual basis of $5,000, except for the Chairman whose annual compensation is $8,000. In addition, non-employee Directors are paid $500 for each Directors' Meeting attended and are reimbursed for any reasonable travel expenses. Non-employee Directors are also paid $500 for each Committee Meeting attended if that Committee Meeting is not held on the same day as a Directors' Meeting. If the Committee is held on the same day as a Directors' Meeting, non-employee Directors are paid $300 for each Committee Meeting attended. The Chair of each Committee is compensated on an annual basis of $500.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee during the fiscal year 1997 were Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the Company. Except for their positions as directors, Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest.
     None of the Company's executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.

               BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Company's Executive Compensation Committee met on May 12, 1997, to develop recommendations for salary levels for all executive officers for the twelve months beginning June 1, 1997. The Committee's recommendations were adopted by the entire Board, without material modification, on May 13, 1997.

     In developing recommended executive base salary levels, the Committee relied on reports by independent management consultants reviewing executive salary levels for comparable utility companies as well as certain businesses within the Company's service territory. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers. The entire Board reviews the Chief Executive Officer's performance in his
                                   Page 8
absence. In making specific base salary recommendations for the individual executive officers the Committee also considers the officer's performance, the general economy in the Company's service territory and the Company's overall financial condition, both currently and as anticipated during the period the salary will be in effect. The Committee does not currently use any specific quantitative measures or indices of Company performance in developing its base salary recommendations for any of the executive officers, including the Chief Executive Officer, nor does it have formal salary grades and ranges. Instead, the Committee's decisions are based upon an informal and subjective review of the matters described above.

     In addition to any adjustments to executive base salaries, the Company has also adopted an Executive Incentive Compensation Plan for all executive officers. The Plan provides for graduated awards expressed as a percent of the executive officer's base salary (up to a maximum of 15%) for quantitative performance-related goals. For the 1997 salary adjustment, these goals include attaining earnings based on a ratemaking methodology in excess of the return on equity most recently authorized for the Company by the Maine Public Utilities Commission (MPUC), savings of controllable expenditures as established by the Board's Budget and Finance Committee, attaining customer satisfaction and reliability levels approved by the MPUC, maintaining competitive rates, avoiding the loss of a major customer and improvements on the Company's safety performance. Performance in each of these areas can result in an award of anywhere between 1% and 4% of base salary. For the 1997 salary adjustment, no award of any amount can be made under the Plan if earnings are not at least equal to the MPUC's authorized return on equity. Because this earning target was not achieved, no award was made under this Plan in 1997.

     On May 13, 1997, the entire Board, acting on this Committee's recommendation, modified the Plan to allow awards equal to 50% of the authorized adjustment even if the earnings target is not met. This will apply to executive compensation adjustments beginning in 1998. The Board also added the development of an unregulated business to the Plan goals.

          D. JAMES  DAIGLE
          RICHARD G. DAIGLE
          DEBORAH L. GALLANT
          NATHAN L. GRASS, Chairman
          Members, Executive Compensation Committee

                    INDEPENDENT PUBLIC ACCOUNTANTS

     For many years, the firm of Deloitte & Touche, LLP, (Deloitte & Touche) independent public accountants, was engaged by the Company as the principal independent accountant to audit the Company's financial statements. On March
1, 1996, the Company's Board of Directors, based on a recommendation of the Audit Committee, voted to engage the firm of Coopers & Lybrand, LLP, (Coopers
& Lybrand) independent public accountants, as the Company's principal accountant beginning with the 1996 fiscal year audit and not to use the services of Deloitte & Touche. This change in accountants followed the Company's issuance in November, 1995 of a request for proposal to six major independent accounting firms to audit the Company's financial statements. The Company issued this request solely to determine whether it could reduce the fees it pays for accounting services. Three firms, including Deloitte & Touche and Coopers & Lybrand, responded to this request. Based solely on the Audit Committee's review of these responses, and the terms of the request, the Board engaged Coopers & Lybrand, whose bid price was substantially lower than any other received by the Company, as the Company's principal accountant for a term of at least three years, beginning in fiscal year 1996. As a result of this vote, the Company informed Deloitte & Touche that it would not renew its year to year engagement letter with that firm.

     Deloitte & Touche's report on the Company's financial statements for either fiscal years 1995 or 1994 did not contain any adverse opinion or disclaimer of opinion or any modification or qualification.

     At no time during fiscal years 1995 and 1994 or any time thereafter has there been any disagreement between the Company and the firm of Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. At no time during the Company's fiscal years 1995 and 1994 or anytime thereafter did any event occur between the Company and Deloitte & Touche that would require further reporting in this Proxy Statement.

     At no time during fiscal years 1995 and 1994 or any time thereafter prior to the Company's engaging Coopers & Lybrand did the Company consult Coopers & Lybrand regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     No representatives of either Deloitte & Touche or Coopers & Lybrand are expected to be present at the Annual Meeting of Stockholders.

                         CORPORATE PERFORMANCE GRAPH

     The following table compares total shareholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and Maine Public Service
(MPS) were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, both the AMEX Index and the S&P Utilities Index exceeded the five year total return for MPS stock. The shareholder return, shown on the graph, is not necessarily indicative of future performance.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
     AMONG MAINE PUBLIC SERVICE COMPANY, THE AMEX MARKET VALUE INDEX
                    AND THE S & P UTILITIES INDEX

               12/92     12/93     12/94     12/95     12/96     12/97
Maine Public
Service
Company
(MAP)           100       106       92         103       96        69

AMEX
Market
Value           100       120      109         137      146       177

S & P
Utilities       100       114      105         150      154       192

* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                         STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in the 1998 Proxy and Proxy Statement must be received by the Clerk of the Company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 5, 1998.


                    ADDITIONAL INFORMATION TO STOCKHOLDERS

     Any Stockholder who is a beneficial owner of Maine Public Service Company's securities, may, upon written request and without charge, obtain a copy of the Company's Annual Report or Form 10-K for 1997, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Stephen A. Johnson, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.


                         ANNUAL REPORT FOR 1997

     The Annual Report for the fiscal year ended December 31, 1997, has been mailed to all Stockholders of the Company with this Proxy and Proxy Statement.


                         DISCRETIONARY AUTHORITY

     The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.











                         Maine Public Service Company
                              209 State Street
                               P. O. Box 1209
                       Presque Isle, Maine  04769-1209
            Tel. No. (207) 768-5811   -    FAX No. (207) 764-6586

  Home Page:  http://www.mainerec.com/mpsco.html  -  E-Mail: mainepub@mfx.net

                               (Front of Proxy Card)

                           MAINE PUBLIC SERVICE COMPANY

                Solicited by the Board of Directors for use at the
               Annual Meeting of Stockholders of Maine Public Service
                         Company-May 12,1998 at 10:00 A.M.
                       209 State Street, Presque Isle, Maine.

        The undersigned hereby appoints G. Melvin Hovey, Paul R. Cariani and Stephen A. Johnson, or any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned and with all the powers the undersigned would possess if personally present, to vote upon all matters coming before the above Annual Meeting and any adjournment thereof all shares of Common Stock of Maine Public Service Company that the undersigned would be entitled to vote at such meeting.

        The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in Item 1.

                  (Continued, and to be signed, on reverse side)



                                 MAINE PUBLIC SERVICE COMPANY
                                 P.O. BOX 11363
                                 NEW YORK, N.Y. 10203-0363



                               (Back of Proxy Card)


The Board of Directors Recommends a vote "FOR all nominees" in Item 1.

Item 1 - Election of the following
         nominees as Directors:

        FOR all nominees listed below      (X)

        WITHHOLD AUTHORITY to vote
        for all nominees listed below      (X)

        * EXCEPTIONS                       (X)


Nominees: Messrs. Paul R. Cariani, Donald F. Collins, Richard G. Daigle, J. Gregory Freeman
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


* Exceptions:
                                 Change of Address and/        (X)
                                 or Comments Mark Here


                                 Please mark, date and sign your name as it appears at left. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, either stockholder named may sign.


                                 Dated:                1998



                                 Signature


                                 Signature


                                 Votes MUST be indicated
                                 (x) in Black or Blue ink.     (X)



Sign, Date and Return the Proxy Card in the Enclosed Envelope.